                                                                    EXHIBIT 10.1

                                   AGREEMENT

          THIS AGREEMENT (the "Agreement") is made and entered into as of this 30/th/ day of December, 1997, by and among BRUCE D. MACDONALD, an individual (the "Assignee"), and CD MANAGEMENT, INC., a Delaware corporation ("Assignor").

                                  WITNESSETH

          WHEREAS, Assignee has resigned his positions as President of Assignor and as a Vice President of CD WAREHOUSE, INC. ("CD Warehouse"), effective as of December 24, 1997; and

          WHEREAS, Assignee has expressed his desire to return to his prior role as a franchisee of CD Warehouse, by the acquisition from Assignor of certain partnership interests in partnerships which act as franchisees of CD Warehouse; and

          WHEREAS, CD Warehouse and Assignor have accepted Assignee's resignation and CD Warehouse has determined that it will permit Assignee to return to his prior role as a franchisee; and

          WHEREAS, in order to accomplish the foregoing objective, Assignor has determined that it will sell the partnership interests in the partnerships listed on Appendix "A" hereto (collectively, the "Partnerships") to Assignee,
          -----------
and

          WHEREAS, Assignor's interest as the general partner or member of each of the Partnerships is set forth in certain agreements, identified on Appendix
                                                                      --------
"B" attached hereto (the "Partnership Agreements"), relating to the
--
Partnerships; and

          WHEREAS, it is acknowledged by and between Assignor and Assignee that, prior to Assignor's ownership of the partnership interests being assigned hereby, such partnership interests were owned by Assignee, and that in such ownership role, Assignee was responsible for the: (i) organization of the Partnerships; (ii) the general accounting and preparation of the financial statements for the Partnerships and the filing of federal, state and local tax returns on their behalf; (iii) communication with partners of the Partnerships; and (iv) generally responsible for the adherence of the Partnerships with the terms of the Partnership Agreements; and

          WHEREAS, it is further acknowledged by and between Assignor and Assignee that during the term of Assignor's ownership of the Partnership interests being assigned hereby: (i) Assignee has been the President of Assignor and, as the President, primarily responsible for Assignor's compliance with its obligations under the Partnership Agreements; (ii) Assignee has been responsible in his individual capacity for the general accounting and preparation of the financial statements for the Partnerships and the filing of federal, state and local tax returns on their behalf; (iii) Assignee has been generally responsible as the President of Assignor for Assignor's communication with the Partnerships; and (iv) Assignee has been generally responsible as the

President of Assignor for the discharge of Assignor's obligations to the Partnerships and the Partnerships' adherence to the Partnership Agreements; and


          WHEREAS, Assignor has agreed to enter into this Agreement to assign all of Assignor's right, title, interest, duties and obligations in and to the Partnership Agreements to Assignee and, in consideration therefor, among other things, Assignee has agreed, from and after the Effective Date (as defined herein) of this Agreement, to accept such assignment of the Partnership Agreements and assume the duties and obligations of Assignor as the Managing General Partner thereunder.

          NOW, THEREFORE, in consideration of the foregoing and of the representations, covenants, warranties and agreements and upon the terms and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                           ASSIGNMENT AND ASSUMPTION

     1.1  Assignment.  As of the Effective Date, as defined in Section 1.4
          ----------
below, Assignor does hereby grant, bargain, sell, transfer, convey, assign and deliver to Assignee all of Assignor's right, title, interest, duties and obligations in and to the Partnership Agreements for an aggregate consideration of fifty one thousand six hundred thirteen shares of common stock of CD Warehouse, Inc.

     1.2  Acceptance and Assumption. Assignee does hereby irrevocably accept
          -------------------------
such grant, bargain, sale, transfer, conveyance, assignment and delivery of all of Assignor's right, title, interest, duties and obligations in and to the Partnership Agreements, and does hereby assume all duties and obligations of Assignor under the Partnership Agreements arising from and after the Effective Date for an aggregate consideration of fifty one thousand six hundred thirteen shares of common stock of CD Warehouse, Inc.

     1.3  EFFECT OF ASSIGNMENT.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO
          --------------------
THE CONTRARY, THIS AGREEMENT SHALL NOT CONSTITUTE AN ASSIGNMENT OF ANY OF THE PARTNERSHIP AGREEMENTS IF AN ATTEMPTED ASSIGNMENT THEREOF, WITHOUT THE CONSENT OF A THIRD PARTY THERETO, WOULD CONSTITUTE A BREACH THEREOF OR IN ANY WAY WOULD ADVERSELY AFFECT THE RIGHTS OF ASSIGNEE THEREUNDER. IF SUCH CONSENT IS NOT OBTAINED, OR IF AN ATTEMPT AT AN ASSIGNMENT THEREOF WOULD BE INEFFECTIVE OR WOULD AFFECT THE RIGHTS OF ASSIGNOR THEREUNDER SO THAT ASSIGNEE WOULD NOT IN FACT RECEIVE ALL SUCH RIGHTS, THEN ASSIGNOR WILL, AT ASSIGNEE'S OPTION (AND IN ADDITION TO ANY OTHER RIGHTS ASSIGNEE MAY HAVE), COOPERATE WITH ASSIGNEE IN ANY REASONABLE ARRANGEMENT DESIGNED TO PROVIDE FOR ASSIGNEE THE BENEFITS UNDER SUCH PARTNERSHIP AGREEMENTS INCLUDING WITHDRAWAL AS THE GENERAL PARTNER OR ENFORCEMENT FOR THE BENEFIT OF ASSIGNEE OF ANY AND ALL RIGHTS OF ASSIGNOR AGAINST A THIRD PARTY THERETO ARISING OUT OF THE BREACH OR CANCELLATION BY SUCH THIRD PARTY OR OTHERWISE.

     1.4  Effective Date.  The assignment of the Partnership Agreements by
          --------------
Assignor, and the acceptance of such assignment and the assumption of the duties and obligations of Assignor under the Partnership Agreements by Assignee, all pursuant to this Agreement, shall be effective as of the close of business on December 31, 1997 (the "Effective Date").


                                  ARTICLE II
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASSIGNEE

     Assignee hereby makes the following representations and warranties, which shall continue in effect after, and survive the date of, this Agreement and, additionally, makes the following covenants:

     2.1 Subject to the approval of the partners or members of the Partnerships, the execution, delivery and performance of this Agreement are within the legal capacity and power of Assignee and neither violate nor constitute a default under the terms of any other agreement, document, or instrument binding upon Assignee. This Agreement is a legal, valid and binding obligation of Assignee enforceable in accordance with its terms, except insofar as the enforcement hereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of specific performance or other equitable remedies.

     2.2 Assignee covenants to use his best efforts to obtain, on or before January 7, 1998, all necessary consents of limited partners or other parties to the Partnership Agreements, as may be necessary for Assignee to enter into or consummate this Agreement. The name of each limited partner or other party to the Partnership Agreements is listed in Schedule 2.2 attached hereto. Assignee
                                        ------------
will certify to Assignor in writing on or before January 8, 1998 whether all necessary consents have been obtained. In the event that Assignee has not obtained all necessary consents by such date, or if Assignee cannot certify to Assignor by such date that all necessary consents have been obtained, then Assignor and/or Assignee shall have the right, to be exercised on or before January 9, 1998, to terminate this Agreement.

     2.3 There are no actions, suits or proceedings, and Assignee has no knowledge of any actions, suits or proceedings threatened, against Assignee or the Partnerships, which would as of the date hereof prevent or substantially hinder the consummation of the transactions contemplated by this Agreement. Assignee in his capacity as the President of Assignor has in all material respects substantially performed all obligations required to be performed under the Partnership Agreements to date and is not in default in any material respect under any of such Partnership Agreements. Further, to the best of Assignee's knowledge, none of the parties to the Partnership Agreements are in breach of, or default under, any of the Partnership Agreements, and to the best of Assignee's knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would constitute a breach of, or default under, any of the Partnership Agreements.

     2.4 The financial information respecting each of the Partnerships, which has been examined by Assignor, has been prepared by Assignee in accordance with generally accepted accounting principles for the periods therein specified, except that there is no disclosure of items customarily contained in footnotes and such financial statements are not audited. To the knowledge of Assignee, there will not be, as the date of this Agreement, any liability or obligation of Assignor pertaining to any of the Partnerships or under the Partnership Agreements which are not reflected or reserved against in the financial statements of the Partnerships, except liabilities and/or obligations that do not have or might reasonably be expected not to have, in the aggregate, a material and adverse effect on the Partnerships or under the Partnership Agreements.

     2.5 All required federal, state and local tax returns or appropriate extension requests of the Partnerships have been filed.

     2.6 The Partnerships maintain the same organizational validity, standing and qualifications to do business under the laws of the state or states of their formation and maintain the same requisite partnership power and authority to carry on the business of the Partnerships as they did at the time they were originally transferred by Assignee to Assignor.

     2.7  Set forth in Schedule 2.7 is a description of Assignor's interest in
                       ------------
each of the Partnerships, including, but not limited to, the percentage of any back-in arrangements to which Assignor has any interest.

     2.8  To the best of Assignee's knowledge, except as set forth on Schedule
                                                                      --------
2.8, each of the Partnerships (a) has complied in all material respects with all
---
laws and regulations applicable to its respective Partnership Agreement or with respect to which compliance is a condition of engaging in the business of such Partnership as currently conducted by such Partnership, including, but not limited to, state and federal securities laws and regulations; (b) is in compliance with all terms and conditions in all material respects with, and is in possession of, from the appropriate agency, commission, board and governmental body or authority, whether federal, state or local, all of the required licenses, permits, authorizations, approvals, franchises and rights which (i) are necessary for it to engage in the business of the Partnership as currently conducted, and (ii) if not possessed by such Partnership would have a material and adverse effect on the business of the Partnership; (c) is also in compliance in all material respects with any and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved by any appropriate agency, commission, board or governmental body or authority, whether federal, state or local. Assignee has not received notice of or is aware of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans (other than changes of law, as to which no representation is made) which may interfere with or prevent continued compliance by Assignee, Assignor or the Partnerships with such laws, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under such laws or which would have a material and adverse effect on the financial condition, properties, prospects or operations of the Partnerships.

     2.09 As of the Effective Date, Assignee understands that he will acquire all of Assignor's right, title, interest, duties and obligations in and to the Partnership Agreements.

     2.10 The consummation of the transactions contemplated by this Agreement will not in any way limit or expand the rights, duties and obligations of the limited partners under the

Partnership Agreements. As to the limited partners, the Partnership Agreements will remain in full force and effect.

     2.11 As a condition of the execution of this Agreement in Article I, Assignee covenants and agrees to pay, perform, discharge and satisfy when due, from the Effective Date forward, all of the covenants, agreements and obligations under the Partnership Agreements or Amendments which are applicable to the general partner of each such Partnership.

     2.12 Assignee, as the successor general/managing partner, agrees that, in order to promote the goodwill and public image of the CD Warehouse System, in addition to the local advertising obligation the Partnerships owe to CD Warehouse, Inc. by virtue of the various franchise agreements entered into by the Partnerships, Assignee, as general partner of the Partnerships shall, and to the extent necessary seek approval of the limited partners, cause to be contributed to the System Advertising Fund of CD Warehouse, Inc. three quarters of one percent ( 3/4%) of the Gross Sales of each of the CD Warehouse Stores operated by the Partnerships, payable on the tenth of each month together with and in the same manner as the Royalty Fees owed to CD Warehouse, Inc. by the Partnerships. Assignee further agrees to cause the Partnerships to participate in, contribute to and pay their pro rata shares of expenses in accordance with membership to any local advertising cooperative that has or will in the future be established that advertises in any market where a CD Warehouse store operated by the Partnerships is located.

     2.13 Assignee, as the successor general/managing partner, covenants that, within three (3) years of the Effective Date of this Agreement (the "Renovation Date"), reasonable capital expenditures shall be made by the Partnerships to renovate, modernize, remodel, repair, and redecorate each of the CD Warehouse Store facilities, equipment and fixtures operated by the Partnerships so that each of the CD Warehouse Stores operated by the Partnerships reflects the then-current physical appearance for CD Warehouse Stores under the CD Warehouse System as standardized by CD Warehouse, Inc. on the Renovation Date.


                                  ARTICLE III
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASSIGNOR

     Assignor hereby makes the following representations and warranties, which shall continue in effect and survive the date of this Agreement and, additionally, makes the following covenants:

     3.1 Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance of this Agreement (a) are within the legal capacity and power of Assignor; (b) have been duly authorized by all requisite action on the part of Assignee; (c) except for the approval of the partners or members of the Partnerships, require the approval or consent of no other persons; and (d) neither violate nor constitute a default under the terms of any other agreement, document, or instrument binding upon Assignor. Subject to the approval of the partners or members of the Partnerships, this Agreement is a legal, valid and binding obligation of Assignor enforceable in accordance with its terms, except insofar as the enforcement hereof may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of specific performance or other equitable remedies.

     3.2 Assignor shall execute and deliver to Assignee all assignments, endorsements and instruments of transfer as shall be necessary or appropriate to carry out the intent of this Agreement and as shall be sufficient to vest in Assignee all of Assignor's right, title, interest, duties and obligations in and to the Partnership Agreements.

     3.3 Assignor shall transfer all of Assignor's rights, titles and interests in and to the Partnership Agreements.

     3.4 Assignor hereby covenants and agrees to use its best efforts to obtain from CD Warehouse, Inc. an acknowledgment, in the form attached hereto as Appendix C, that CD Warehouse, Inc., as the franchisor, acknowledges and agrees
----------
that the franchise agreements underlying the partnership agreements are and shall remain in full force and effect following the execution of this Agreement and the transfer of any partnership interests hereunder.


                                  ARTICLE IV
                                INDEMNIFICATION

     4.1 Assignor hereby agrees to indemnify, defend and hold harmless Assignee, his successors and assigns, from and against any and all loss, claims, or damage, including reasonable attorneys' fees, which Assignee may suffer either as a result of (a) the failure of Assignor to transfer to Assignee, on the Effective Date, all right, title and interest of Assignor in and to the Partnership Agreements; or (b) the breach of any representation or warranty of Assignor contained herein. In the event Assignee is required to make any payments hereunder or suffers any actual loss or damage with respect to the matters set forth in this Section 4.1, Assignee shall be entitled to immediate reimbursement by Assignor.

     4.2 Assignee hereby agrees to indemnify, defend and hold harmless Assignor, its successors and assigns, from and against any and all loss, claims, or damage, including reasonable attorneys' fees, which Assignor may suffer either as a result of: (a) any claims, demands, or causes of action whatsoever which may hereafter be asserted against Assignor by any partner of the Partnerships for matters which (i) arise out of the operation or functioning of the Partnerships or under the Partnership Agreements and (ii) are attributable to Assignor by the action or inaction of Assignee as the President and primary responsible officer of Assignor; or (b) the breach of any representation or warranty of Assignee contained herein. In the event Assignor is required to make any payments hereunder or suffers any actual loss or damage with respect to the matters set forth in this Section 4.2, Assignor shall be entitled to immediate reimbursement by Assignee.

                                   ARTICLE V
                                 MISCELLANEOUS

     5.1  Expenses.   Except as otherwise expressly provided herein, Assignee
          --------
and Assignor shall each pay their own expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees of their respective counsel, auditors and other experts, whether or not such transactions be consummated.

     5.2  Further Assurances.  Each of the parties hereto further agrees to
          ------------------
execute such additional documents from time to time at the request of the other party as may be reasonably necessary to accomplish the assignment or assumption made herein.

     5.3  Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     5.4  Use of Certain Terms.  As used in this Agreement, the words "herein",
          --------------------
"hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.

     5.5  Amendment, Modification and Waiver.  This Agreement may be amended,
          ----------------------------------
modified, superseded, canceled or supplemented at any time by written agreement of the parties hereto. Any failure by Assignor, on the one hand, or Assignee, on the other hand, to comply with any term or provision of this Agreement may be waived by Assignee or Assignor, respectively, at any time by an instrument in writing signed by or on behalf of Assignee or Assignor, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

     5.6  Notices.  All notices, requests, demands, waivers and other
          -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested), by reputable overnight courier or by facsimile transmission (receipt of which is confirmed):

          (a) If to Assignee, to:

                         Bruce D. MacDonald
                         8080 N. Central
                         Suite 1610
                         LB-46
                         Dallas, TX 75206
          with a copy to:

                         Francis B. Majorie, Esq.
                         Levine and Majorie Ltd.
                         12750 Merit Drive
                         Suite 1000
                         Dallas, Texas 75251
                         Facsimile: (972) 450-4115

          (b) If to Assignor, to:

                         CD Management, Inc.
                         Attn:  Gary D. Johnson,
                         Chairman of the Board of Directors
                         1204 Sovereign Row
                         Oklahoma City, OK 73108

          with a copy to:

                         Bruce W. Day, Esq.
                         Day, Edwards, Federman, Propester & Christensen, P.C. 210 Park Avenue
                         29th Floor Oklahoma Tower
                         Oklahoma City, Oklahoma 73102
                         Facsimile: (405) 236-1012

or to such other person or address as any party shall specify by notice in writing, given in accordance with this Section 5.6 to the other parties hereto. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day following the date on which delivered to such overnight courier and on the date of such facsimile transmission and confirmation, except for a notice of change of person or address, which shall be effective only upon receipt thereof.

     5.7  Governing Law.  THE PARTIES HEREBY AGREE THAT THIS AGREEMENT HAS BEEN
          -------------
EXECUTED AND DELIVERED IN THE STATE OF OKLAHOMA AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS THEREOF. THIS AGREEMENT SHALL NOT BE CONSTRUED FOR OR AGAINST A PARTY BECAUSE THAT PARTY PREPARED IT.

     5.8  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.9  Binding Effect; Assignment.  This Agreement and all of the provisions
          --------------------------
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but, except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by Assignee or Assignor without the prior written consent of the other party hereto.

     5.10  Severability.  Nothing contained herein shall be construed to require
           ------------
the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

     5.11  Entire Agreement.  This Agreement constitutes the entire agreement
           ----------------
and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

     5.12  Third-Party Beneficiaries.  Except as otherwise expressly provided
           -------------------------
herein, this Agreement is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement. The assumption by Assignee of Assignor's obligations under the Partnership Agreements shall not create any third party beneficiary rights.

     5.13  Interpretation.  The section headings contained in this Agreement are
           --------------
solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     5.14  Binding Arbitration.  THE PARTIES STIPULATE IN ADVANCE THAT ALL
           -------------------
DISPUTES OR CONTROVERSIES BETWEEN THE PARTIES ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT WILL BE SUBMITTED TO AND RESOLVED BY A BINDING ARBITRATION PROCEEDING HELD IN OKLAHOMA COUNTY, OKLAHOMA AND CONDUCTED IN ACCORDANCE WITH THE THEN CURRENT RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first set forth above.


                              ASSIGNEE:

                              BRUCE D. MACDONALD


                              -------------------------------------
                              Bruce D. MacDonald


                              ASSIGNOR:

                              CD MANAGEMENT, INC.


                              By:
                                 ----------------------------------
                                 Gary D. Johnson,
                                 Chairman of the Board of Directors

                                   AGREEMENT


                       List of Appendices and Schedules



     APPENDICES:
     ----------

          Appendix A     List of Partnerships

          Appendix B     Partnership Agreements

          Appendix C     CD Warehouse, Inc. Acknowledgment


     SCHEDULES:
     ----------

          Schedule 2.2   Limited Partners

          Schedule 2.7   Interest in Partnerships

          Schedule 2.8 Compliance with Laws and Licenses, Franchises Permits and Governmental Authorizations